[TEMPLATE
AMENDED AND RESTATED FEBRUARY 2023]

EMPLOYMENT TERMINATION BENEFITS AGREEMENT FOR OFFICERS

THIS EMPLOYMENT TERMINATION BENEFITS AGREEMENT (the

“Agreement”), dated as of    , 20 (the “Effective Date”), is between MOOG INC., a New York corporation with a corporate office at 400 Jamison Road, East Aurora, New York 14052 and        , an individual residing at
(the “Executive”).

RECITALS:

A.The Executive is presently employed by the Company; and

B.This Agreement supersedes any and all Employment Termination Benefits Agreements previously entered into by the Company and the Executive; and
C.The Board recognizes that the Executive’s contribution to the growth and success of the Company has been substantial; and
D.The Board wishes to provide for continued employment of the Executive and to establish appropriate employment arrangements that the Board has determined will reinforce and encourage the Executive’s continued attention and dedication to the Company’s business and success; and
E.The Executive is willing to commit to continue serving the Company on the terms and conditions provided in this Agreement.
NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, the Company and the Executive agree as follows:

ARTICLE I. DEFINITIONS
Section 1.1.    Terms Defined. For purposes of this Agreement, the following terms have the meanings stated below unless the context clearly indicates otherwise:

(a)“Board” means the Board of Directors of the Company.

(b)“Cause” means:

(1)any harmful act or omission that constitutes a willful and a continuing material failure by the Executive to perform the material and essential obligations under this Agreement (other than as a result of the Executive’s death or total or partial incapacity due to physical or mental illness);
(2)the Executive’s conviction of a felony;

(3)any willful perpetration by the Executive of a common law fraud upon the Company; or

(4)any willful misconduct or bad faith omission by the Executive constituting dishonesty, fraud or immoral conduct that is materially injurious to the Company’s financial condition or business reputation.
Anything in this definition to the contrary notwithstanding, the termination of the Executive’s employment by the Company will not be considered to have been for Cause if the termination results from: bad judgment or mere negligence on the Executive’s part; an act or omission by the Executive without intending to gain, directly or indirectly, a substantial personal profit to which the Executive is not legally entitled; or an act or omission by the Executive that the Executive believed in good faith to have been in the Company’s interests or not opposed to such interests.

(c)“Change of Control” means any one or more of the following:
(1)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), becomes, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of either (i) the then-outstanding shares of Common Stock (the “Outstanding Moog Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Moog Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions will not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (D) any acquisition pursuant to a transaction described in subsections (3)(i), (3)(ii) and (3)(iii) below;
(2)    Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(3)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination:
(i)    all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities, as the case may be,
(ii)    no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

(iii)    at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(4)    Approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.
(d)“Code” means the Internal Revenue Code of 1986, as amended.

(e)“Common Stock” means the Class A and Class B $1.00 par value shares of the capital stock of the Company, as well as all other securities with voting rights or convertible into securities with voting rights.
(f)“Company” means Moog Inc., as well as any successors or assigns of

Moog Inc., whether by transfer, merger, consolidation, acquisition of all or substantially all of the business assets, change in identity, or otherwise by operation of law. For purposes of the Executive’s employment, “Company” also means any parent, subsidiary or affiliated entity to which the Executive’s services may be assigned.
(g)“Compensation,” for a fiscal year, means the base salary actually paid to the Executive in the year, plus any Short-Term Incentive attributable to that fiscal year. If any Short-Term Incentive attributable to a given fiscal year has been earned but has not yet been paid to the Executive at the time of an Involuntary Termination of Employment, Compensation for that fiscal year also includes the amount of the earned but unpaid Short-Term Incentive, calculated in accordance with the terms of the applicable Short-Term Incentive plan or program. The Short-Term Incentive will be deemed earned if the Short-Term Incentive either (i) will be paid to the Executive at a later date, or (ii)

would have been paid to the Executive had he or she remained employed until the date the Short-Term Incentive otherwise would have been payable.
(h)“Compensation Committee” means the Executive Compensation

Committee of the Board, as it is constituted from time to time.

(i)“Disability” means the inability of the Executive to perform a substantial portion of his or her duties under this Agreement for a continuous period of six months or more, as determined under Section 4.3.
(j)“Involuntary Termination of Employment” means a termination of the

Executive’s employment relationship prior to age 65 (excluding any termination for death, Disability, Retirement, or Cause),
(1)by or at the instigation of the Company, or

(2)by or at the instigation of the Executive where the Executive’s base salary has been diminished or reduced to a greater extent than any diminution or reduction in the base salary of the Company’s executives generally.
Where there has been a Change of Control, an Involuntary Termination of Employment also includes a termination of the employment relationship with the Company by or at the instigation of the Executive (whether before or after age 65), on or within two years following the Change of Control, where, without the Executive’s actual or implied consent, (i) the duties, responsibilities, status, base salary or perquisites of office and employment have been diminished or downgraded, or (ii) the Executive’s duties and responsibilities have been substantially increased without a commensurate increase in base salary. Notwithstanding the preceding sentence, the Executive will be deemed to have consented to any general decrease in base salary that is approved by a majority of those executives who are parties to agreements similar to this Agreement.

(k)“Monthly Payment” means the average of the Compensation paid to the

Executive for the three highest fiscal years of the five fiscal years preceding the fiscal year in which the Executive terminates employment, divided by 12.
(l)“Retirement” means the election of the Executive to retire from active employment with the Company on or after the Executive attains age 65.

(m)“Service” means the period for which the Executive has worked or will have worked for the Company since the date the Executive was first hired by the Company. A period during which the Executive receives no compensation will not be counted for purposes of computing Years of Service. The Executive’s Service for purposes of Years of Service credit will include up to six months of Service during which the Executive is on a leave of absence while receiving Company-provided short-term disability insurance benefits.
(n)“Short-Term Incentive” means the annual profit share or other short-term incentive award under any profit share or other short-term incentive plan or program maintained by the Company.
(o)“Subsidiary” means any corporation or other entity in which, at the time of reference, Moog owns, directly or indirectly, stock or similar interests comprising more than 50% of the combined voting power of all outstanding securities of such entity.

(p)“Term” means the period of employment under this Agreement, as defined in Section 2.1.

(q)“Voluntary Termination of Employment” means a termination of the

Employment relationship with the Company by or at the instigation of the Executive, other than

(1) a termination upon death, Disability or Retirement, or (2) a termination occurring under the conditions defined in subsection (j) above.

(r)“Years of Service” means a 12-month period of Service with the Company.

Years of Service are measured in years and completed months, beginning with the Executive’s last date of hire with the Company. In computing the Executive’s Years of Service, credit will be given for the years and completed months of Service. If the Executive became an employee of the Company as a result of the acquisition of an acquired business by the Company, the Executive will be granted Years of Service credit for prior employment with the acquired business. If the Executive resigned from the Company and was later re-employed by the Company, the Compensation Committee may, in its sole discretion, award Years of Service credit for the employee’s pre-resignation Service.

ARTICLE II.
EMPLOYMENT, TERM, DUTIES
Section 2.1.    Term of Employment. Subject to the terms and conditions set forth in this Agreement, the Executive’s employment under this Agreement will commence on the Effective Date and will continue until the Executive’s attainment of age 65 (the “Initial Term”). Upon the expiration of the Initial Term, at the request of the Executive, the term of the Executive’s employment and this Agreement may be extended by the Company in its sole discretion on a year-by-year basis (the Initial Term, together with any extension, constitutes the “Term”). Notwithstanding the foregoing, (a) the Executive’s employment may be terminated before the expiration of the Term in accordance with Article IV, or (b) the Executive’s employment with the Company may continue on an at-will or other basis after the expiration of the Term.
Section 2.2.    Capacity. During the Term, the Executive will serve in such executive or managerial capacity as the Board or the Chief Executive Officer of the Company determines, and will have all of the duties, responsibilities, obligations and privileges commensurate with his or her position.

Section 2.3.    Duties. The Executive agrees to devote his or her full business time and energy to the Company’s business and affairs, and to utilize his or her best efforts, skill and abilities to promote the Company’s interests. The Executive agrees to perform such executive level duties as he or she may be assigned. The Company agrees that the Executive will have such powers and authority as are reasonably required to enable the Executive to discharge his or her duties in an efficient manner.
Section 2.4.    Base of Operations. The Company agrees that the Executive’s base of operations will be the Executive’s assigned work location as of the Effective Date. Although the Executive recognizes that substantial traveling may be required in connection with employment, the Executive will not be required to operate from any other assigned work location without the Executive’s prior consent.

ARTICLE III.
COMPENSATION AND BENEFITS
Section 3.1.    Base Salary and Short-Term Incentive. During the Term, the

Company will pay to the Executive for all services rendered under this Agreement, a base salary as determined from time to time by the Compensation Committee, plus a management profit share or other Short-Term Incentive award under any Short-Term Incentive plan or programmaintained by the Company for any given year. The base salary is payable in periodic installments not less frequently than on a monthly basis. Any Short-Term Incentive award will be paid annually in the month of December or as otherwise provided under the terms of the applicable plan or program.
This Agreement will not be deemed abrogated or terminated if the Company, in its discretion, decides to modify the Executive’s base salary for any period of time, and the Executive accepts such modification. Notwithstanding the preceding sentence, nothing contained in this Agreement obligates the Company to make any increase in base salary.
Section 3.2.    Other Employment Benefits. The Executive will be entitled to all rights and benefits for which he or she is eligible under:

(a)any benefit plan or program that the Company provides for its employees generally (including any retirement, profit sharing, employee stock purchase, vacation or savings and investment plan; and any business travel, group life, disability, accident or health insurance plan or program); and
(b)any benefit plan or program that the Company provides for executive personnel having duties and responsibilities similar to those of the Executive (including any equity compensation, incentive compensation, deferred compensation, extended vacation or supplemental retirement plan; club memberships; and supplemental medical and life insurance coverages).
Section 3.3.    Reimbursement of Expenses. During the Term, the Company will pay or reimburse the Executive for all reasonable traveling or other expenses incurred or paid by the Executive in connection with the performance of services under this Agreement upon presentation expense statements or vouchers, and such other supporting information as the Company may from time to time request.

ARTICLE IV.

EFFECT OF TERMINATION OF EMPLOYMENT

Section 4.1.    Termination of Employment. If the Executive’s employment with the Company terminates for any reason before the end of the Term, this Agreement will also terminate, except for the provisions of Articles IV, V and VI, which will survive such termination. Unless the Agreement specifies otherwise, in the event of a termination of the Executive’s employment with the

Company, the Executive’s rights to any benefits or awards (including any short- or long-term incentive awards or equity-based awards) under any Company benefit plan or program will be determined under the provisions of the applicable plan or program and any related award agreement.
Section 4.2.    Death. In the event of the Executive’s death during the Term, the

Executive’s base salary will continue to be paid to the Executive’s spouse, or, if none, to the Executive’s estate, for a period of six months following the Executive’s death. The Executive’s surviving spouse or estate will also be entitled to:
(a)any death benefits that may be provided under any Company retirement plan or supplemental retirement plan;
(b)the right to receive a payment in cash for any unutilized vacation benefits accrued for the Executive; and
(c)any other benefits provided generally by the Company to its executives on death.
Section 4.3.    Termination on Disability. If the Executive’s employment with the

Company is terminated because of Disability, as determined under this Section, the Executive will be entitled to:
(a)all basic and long term Disability benefits generally provided under plans made available by the Company to its executives, including any rights available upon Disability under any Company retirement plan or supplemental retirement plan; and
(b)the right to receive a payment in cash for any unutilized vacation benefits accrued for the Executive.
The existence of Disability, as defined in Section 1.1(i), will be determined in the sole judgment of the Compensation Committee. Effective upon delivery to the Executive of written notice that a determination of Disability has been made, the Executive’s employment will be terminated and the Executive will be removed from all positions with the Company, including as a Company officer or director.
Section 4.4.    Termination on Retirement. If the Executive’s employment with the Company is terminated because of the Executive’s Retirement, he or she will be entitled to:

(a)all benefits provided generally by the Company to its executives upon Retirement, including benefits under any Company retirement plan or supplemental retirement plan;
(b)any insurance benefits provided upon Retirement; and

(c)the right to receive a payment in cash for any unutilized vacation benefits accrued for the Executive.
Section 4.5.    Termination for Cause. If the Executive’s employment with the

Company is terminated by the Company for Cause, the Executive will be entitled to:

(a)his or her base salary up to the date of termination;

(b)any vested benefits under any Company retirement plan or supplemental retirement plan, unless the terms of the applicable plan provide for forfeiture on termination for Cause; and
(c)payment in cash for any unutilized vacation benefits accrued for the

Executive.

However, the Executive will not be entitled to receive any Short-Term Incentive award payable after the date of termination.

Section 4.6.    Voluntary Termination of Employment. If the Executive’s

employment with the Company is terminated because of the Executive’s Voluntary Termination of Employment, the Executive will be entitled to:
(a)his or her employment benefits up to the date of termination, including any vested benefits under any Company retirement plan or supplemental retirement plan; and
(b)payment in cash for any unutilized vacation benefits accrued for the

Executive.

The Executive will not receive payment for any Short-Term Incentive award for the fiscal year of termination unless the award is (i) earned prior to the Executive’s Voluntary Termination of Employment, and (ii) payable to the Executive on a Voluntary Termination of Employment under the terms of the applicable plan or program.
Section 4.7.    Involuntary Termination of Employment. If the Executive’s
employment with the Company is terminated because of the Executive’s Involuntary Termination of Employment other than for Cause, the Executive will be entitled to:
(a)any vested benefits under any Company retirement plan or supplemental retirement plan;
(b)continuation for one year after termination of any Company-paid club memberships held by the Executive for which reimbursement was provided by the Company immediately prior to termination;
(c)any Short-Term Incentive attributable to the fiscal year prior to the fiscal year of termination that has been earned but has not yet been paid to the Executive at the time of termination, such Short-Term Incentive to be deemed “earned” if it either (i) will be paid to the Executive at a later date, or (ii) would have been paid to the Executive had he or she remained employed until the date the Short-Term Incentive otherwise would have been payable;
(d)continuation for one year after termination of the same health insurance coverages for which the Executive was eligible during employment, with the Executive continuing to pay the same share of premiums as he or she paid during active employment and provided that the Executive makes a timely COBRA election if requested by the Company;
(e)payment in cash for any unutilized vacation benefits accrued for the Executive through the date of termination; and
(f)provision of Company-paid professional out-placement services to assist the Executive in securing other employment, provided that all out-placement expenses covered under this arrangement must be incurred and paid or reimbursed before the end of the second calendar year following the calendar year in which the termination occurs.
Section 4.8.    Continuation of Compensation on Involuntary Termination. In

addition to the benefits of Section 4.7, upon an Involuntary Termination of Employment other than for Cause, the Executive will receive Compensation continuation in the form of Monthly Payments from the Company, provided the Executive timely executes and does not revoke a general release and waiver of claims in a form acceptable to the Company (the “Release”). If the Executive does not sign the Release and deliver it to the Company within the time period prescribed in the Release, or if the Executive revokes the Release, the Executive will forfeit all rights to the Monthly Payments, and any Monthly Payments that have already commenced will immediately cease as of the expiration of the statutory revocation period applicable to the Release. Subject to the provisions of this Section and Section 4.9, Monthly Payments will commence as soon as practicable following the Executive’s Involuntary Termination of

Employment, and will continue for the number of months set forth below, based upon the Executive’s Years of Service with the Company and the circumstances of the termination.
(a)Involuntary Termination Not on a Change of Control. If the Involuntary

Termination of Employment does not occur in connection with a Change of Control, the duration of the Monthly Payments will be determined as follows:

YEARS OF SERVICE		MONTHS OF COMPENSATION CONTINUATION
More Than	Less Than
0	10 years	12 months
10	11 years	13 months
11	12 years	14 months
12	13 years	15 months
13	14 years	16 months
14	15 years	17 months
15	16 years	18 months
16	17 years	19 months
17	18 years	20 months
18	19 years	21 months
19	20 years	22 months
20	21 years	24 months
21	22 years	25 months
22	23 years	26 months
23	24 years	27 months
24	25 years	28 months
25	26 years	30 months
26	27 years	31 months
27	28 years	32 months
28	29 years	33 months
29	30 years	34 months
more than 30 years		36 months

(b)Involuntary Termination on a Change of Control. If the Involuntary

Termination of Employment occurs in connection with a Change of Control, as determined under Section 1.1(j) the duration of the Monthly Payments will be determined as follows:

YEARS OF SERVICE		MONTHS OF COMPENSATION CONTINUATION
More Than	Less Than
0	3 years	12 months
3	10 years	24 months
10	15 years	27 months
15	20 years	30 months
more than 20 years		36 months

Section 4.9.    Six-Month Delay. Notwithstanding any other provision in this

Agreement, if it is determined that the Executive is a Specified Employee and that any amount, fringe benefit or reimbursement payable under this Agreement (a) is subject to Code Section 409A and (b) is payable solely because the Executive has incurred a “separation from service” within the meaning of Code Section 409A, those amounts, fringe benefits or reimbursements will not be paid prior to the date that is six months after the date of separation from service (or, if earlier, the date of the Executive’s death). Payment of any amount, fringe benefit or reimbursement to which the Executive would otherwise be entitled during the first six months following the date of separation from service will be accumulated and paid, along with any interest, on the day that is six months after the date of separation from service. During the period of payment suspension, all amounts accumulated will earn interest. Interest will be calculated using the average of the monthly borrowing rate under the Company’s principal U.S. credit facilities or its equivalent for the six months prior to separation from service. Interest due the Executive will be determined by multiplying each delayed payment by the interest rate as determined, with the product then multiplied by a fraction, the numerator of which is the number of months each payment was delayed and the denominator of which is 12. For purposes of this Section a “Specified Employee” is an employee who is determined to be a “specified employee” within the meaning of Code Section 409A and related guidance, based on an identification date of December 31. If the Executive is a Specified Employee at any time during a 12-month period ending on December 31, he will be deemed to be a Specified Employee for the 12-month period commencing the following April 1.
Section 4.10. Executive Obligations Upon Termination. The Executive agrees that upon termination of services under this Agreement for any reason whatsoever, he or she will deliver to the Company all of the Company’s property in the Executive’s custody or control, including but not limited to: any keys, key fobs, or electronic swipe cards providing access to any of the Company’s facilities or secure areas; corporate credit cards; powers of attorney; ID/access badge; Company-issued personal or laptop computers, cell phones, tablets, and mobile devices; the originals and copies of any and all documents, drawings, papers, correspondence, financial records, notes, employee records, files, manuals, reports, letters, memoranda, handbooks, and agreements; and all other tangible material on which information is stored or recorded, including electronically stored data in any form, and all copies thereof that the Executive has in his or her control or possession that are in any way related to the business of the Company, its customers, suppliers or affiliates.

ARTICLE V.

NON COMPETITION, CONFIDENTIAL DATA

Section 5.1.    Non-Competition. During the Term, and, in the event of an

Involuntary Termination of Employment, until the last payment of any Monthly Payments to the Executive under Section 4.8 of this Agreement, the Executive will not:
(a)directly or indirectly enter the employ of, or render any service to any customer or former customer, or any other person, partnership, association or corporation engaged in any business in which the Company was engaged during the Term; or
(b)engage in any such business on his or her own account, or become interested in any such business, directly or indirectly as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity, except that the Executive may own securities constituting no more than one percent of any class of securities of a publicly traded company.
Section 5.2.    Confidential Information. The Executive agrees, during the Term and thereafter, not to use or make use of or to divulge to anyone other than authorized personnel or representatives of the Company, any Confidential Information, except to the extent the Executive is required to divulge such Confidential Information in connection with any legal proceeding, or to the extent that the Executive can establish the Confidential Information to be generally known to the public or recognized as standard practice in the business in which the Company is engaged. For purposes of this Section, “Confidential Information” means any information or knowledge relating to the business, business methods or techniques of the Company including, without being limited to, information about accounting procedures, training methods or techniques, data, processes, research manufacturing formulae, products, technology, costing, sales prospects, customers’ or suppliers’ lists, bidding formulae, sales, profits or costs.
Section 5.3.    Patents and Inventions. The Executive agrees that any patents,

inventions, improvements, discoveries, formulae or processes that he or she may obtain, make or conceive during the period of employment under this Agreement will be the sole and exclusive property of the Company. The Executive further agrees to sign and execute any and all applications, assignments or other instruments necessary or appropriate to assign, convey or otherwise make available exclusively to the Company all such patents, inventions, improvements, discoveries, formulae or processes.
Section 5.4.    Enforcement. The Executive agrees that if he or she breaches or threatens to breach any provision of this Article, the Company may institute legal proceedings to compel the Executive’s compliance under this Agreement, including injunctive relief and any other remedy provided in law or equity. If the scope of any restriction contained in this
Agreement is too broad to permit enforcement of the restriction to its full extent, then the restriction will be enforced to the maximum extent permitted by law. The Executive hereby consents and agrees that the scope may be judicially modified accordingly in any proceeding brought to enforce the restriction. If the Company determines in its sole judgment that the judicial modification is contrary to its best interests, the Company may, within 10 days after notification of the modification, terminate all obligations of the Company under this Agreement by giving the Executive at least 15 days’ notice of the termination.
Section 5.5.    Protected Activity Not Prohibited.
(a)    Nothing contained in this Agreement limits the Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any

other federal, state or local governmental agency or commission (“Government Agencies”). Further, this Agreement does not limit the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, provided that the Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information to any parties other than the Government Agencies and the Executive agrees and understands that he or she is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. This Agreement does not limit the Executive’s right to receive an award for information provided to any Government Agencies.
(b)    Notwithstanding any provision in this Agreement to the contrary, in accordance with the Defend Trade Secrets Act of 2016, the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit, arbitration, or other proceeding. If the Executive files a lawsuit or initiates an arbitration about retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to the Executive’s attorney and use the trade secret information in the court or arbitration proceeding if the Executive: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to the court or arbitrator’s order.

ARTICLE VI.
MISCELLANEOUS

Section 6.1.    Notices. All notices, requests, demands and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given when received, if personally delivered, electronically transmitted, or mailed, first class postage prepaid, addressed to the Company at 400 Jamison Road, East Aurora, New York 14052 (with a copy to Office of the General Counsel, Moog Inc. 400 Jamison Road, East Aurora , New York 14052), or to the Executive at the address on the first page, or such other address as either party may designate by notice in accordance with the provisions of this Section.
Section 6.2.    Arbitration. All disputes, differences and controversies arising under or in connection with this Agreement, including but not limited to its interpretation, construction, performance or application, will be settled and finally determined by arbitration in the City of Buffalo, New York, under the then existing rules of the American Arbitration Association.
Section 6.3.    Entire Agreement. This instrument contains the entire agreement of the parties with respect to its subject matter, and supersedes and replaces any prior agreement or understanding. No amendment, modification or waiver of any provision of this Agreement will be valid unless it is in writing and signed by the Company and the Executive.
Section 6.4.    Non-Waiver. The waiver of, or failure to take action with regard to, any breach of any term or condition of this Agreement will not be deemed to constitute a continuing waiver or a waiver of any other breach of the same or any other term or condition.
Section 6.5.    Paragraph and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and do not affect in any way, the meaning or interpretation of this Agreement.

Section 6.6.    Number and Person. The singular or plural, as used in this

Agreement, is deemed to include the plural or singular when required by the context, and the word “person” includes corporation, firm, partnership or other form of association.
Section 6.7.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any of which will be deemed an original, and all of which together will constitute one and the same instrument, notwithstanding that all of the parties are not signatory to the original or the same counterpart.
Section 6.8.    Persons Bound - Non-Assignment. This Agreement and all of its

provisions are binding upon the Company and the Executive, their legal representatives, heirs, distributees, successors and assigns. Except as expressly stated in this Agreement, nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. Neither this Agreement nor any rights under this Agreement will be assignable by the Executive.
Section 6.9.    Guarantee of Company. If the Executive’s services are assigned to any parent, subsidiary or affiliate of Company, the Company will remain liable as a guarantor of the obligations under this Agreement.
Section 6.10. Inconsistent Provisions. If any provision of this Agreement is inconsistent with any provision or any plan or policy providing benefits substantially similar to those provided by this Agreement or any other document required or executed pursuant to this Agreement, the provisions of this Agreement will be controlling.

Section 6.11. Severability. If any provision of this Agreement or its application to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to the other person and circumstances will not be affected, and each term and condition of the Agreement will be valid and enforced to the fullest extent permitted by law.
Section 6.12. Choice of Law. This Agreement will be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles of those laws.
Section 6.13. No Conflicting Agreement. The Executive represents and warrants to the Company that he or she is not a party to, or bound by, any agreement, understanding or plan that would interfere with or prevent performance under this Agreement. The Company similarly represents and warrants the same to the Executive.
Section 6.14. Attorney’s Fees. In the event that any dispute or difference arising under or in connection with this Agreement results in arbitration or litigation, the Company will reimburse the Executive for all reasonable Attorney’s fees and expenses if the Executive prevails in the proceeding.
Section 6.15. Authorization. The Company represents to the Executive that this

Agreement has been duly approved by its Board and execution by an appropriate officer has been duly authorized.
Section 6.16. Compliance with Code Section 409A

(a)It is intended that all amounts payable under this Agreement are either exempt from or comply with Code Section 409A and all regulations, guidance and other interpretive authority issued thereunder. The provisions of this Agreement will be construed and interpreted to avoid the imputation of any additional tax, penalty or interest under Code Section 409A yet preserve (to the greatest extent reasonably possible) the intended benefit payable to the Executive. All terms of this Agreement that are undefined or ambiguous must be interpreted in a manner that is consistent with Code Section 409A if necessary to comply with Code Section 409A.
(b)Notwithstanding any other provision in this Agreement, to the extent any amounts payable under this Agreement (i) are subject to Code Section 409A, and (ii) the time or form of payment of those amounts would not be in compliance with Code Section 409A, then, to the extent possible, payment of those amounts will be made at such time and in such a manner that payment will be in compliance with Code Section 409A. If the time or form of payment cannot be modified in such a way as to be in compliance with Code Section 409A, then the payment will be made as otherwise provided in this Agreement, disregarding the provisions of this Section.
(c)To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Code Section 409A, such reimbursements and in-kind benefit payments will be made in accordance with Treasury Regulation §1.409A-3(i)(1)(iv) (or any similar or successor provisions).
(d)The Executive acknowledges and agrees that the Company has made no representation to the Executive as to the tax treatment of the compensation and benefits provided under this Agreement and that the Executive is solely responsible for all taxes due with respect to any such compensation and benefits. The Company will not be liable to the Executive or any beneficiary with respect to any adverse tax consequences arising under Code Section 409A or other provision of the Code.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the day and year first above written.

MOOG INC.

WITNESS:

____________________________________ By ____________________________________

WITNESS:

____________________________________    _______________________________________
[NAME], Executive

Revised February 2023